UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as Permitted by Rule 14A-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

FLEX LTD.
____________________________________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FLEX LTD.

(Company Registration No. 199002645H)
(Incorporated in Singapore)

SUPPLEMENT TO PROXY STATEMENT FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 2, 2023

This proxy statement supplement (the “Supplement”), dated July 11, 2023, relates to the definitive proxy statement (the “Proxy Statement”) of Flex Ltd. (“Flex” or the “Company”) filed with the Securities and Exchange Commission on June 21, 2023 in connection with the Annual General Meeting of Shareholders (the “Annual Meeting”), which will be held on August 2, 2023 at 11:00 a.m., Central time, at the Company’s offices located at 12455 Research Blvd, Welcome Center, Austin, TX 78759 U.S.A.

The purpose of this Supplement is to provide an update with respect to Mr. Michael D. Capellas, the Company's Chair of the Board of Directors and a nominee for re-election to the Company's Board of Directors at the Company’s 2023 Annual General Meeting. Mr. Capellas notified the Company that he no longer serves on the board of directors of Elliott Opportunity II Corp., a special purpose acquisition company (“Elliott”) which is no longer publicly traded. On June 25, 2023, Elliott announced that it will redeem all of its outstanding Class A ordinary shares, effective as of July 11, 2023, because it will not consummate an initial business combination within the requisite time period, and the cessation of all operations after July 1, 2023 except for the purpose of winding up and then liquidation and dissolution as promptly as reasonably possible thereafter.

This Supplement should be read in conjunction with the Proxy Statement. Except as described above, this Supplement does not amend, supplement, or otherwise affect the Proxy Statement.